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                                                                    EXHIBIT 10.2


                           CHANGE OF CONTROL AGREEMENT


         This CHANGE OF CONTROL AGREEMENT ("Agreement") is entered into as of September 25, 2001 ("Effective Date"), by and between Chase Industries Inc., a Delaware corporation ("CSI"), and Todd A. Slater ("Executive").

                                    Recitals

         A. Executive currently is employed by Chase Brass & Copper Company, Inc., a Delaware corporation and a wholly-owned subsidiary of CSI ("CBCC").

         B. Executive currently is a party to a Change of Control Agreement dated March 31, 1997, by and between CSI and Executive, as amended (the "Original Change of Control Agreement").

         C. Executive and CSI agree that it is desirable that CSI provide greater employment security to Executive in the event of a Change of Control (as herein defined), and, to that end, the parties hereby enter into this Agreement to replace and supercede the Original Change of Control Agreement.

         In consideration of the mutual agreements herein set forth and for good and valuable consideration, receipt of which hereby is acknowledged the parties agree as follows:

         1. Term of Agreement.

               a. Absent a Change of Control. Subject to Section 1(b), the term of this Agreement (the "Term") shall be for the period which commences on the Effective Date and which expires at midnight on the one year anniversary of the Effective Date.

               b. Change of Control. Notwithstanding Section 1(a), if a Change of Control occurs during the Term as defined in Section 1(a) and as of the effective time of the Change of Control Executive is employed by CBCC, then the Term shall be modified to expire at midnight on the one year anniversary of the Change of Control.

               c. Effect of Termination. Notwithstanding the expiration of the Term or other termination of this Agreement, (i) Sections 7, 13 and 14 of this Agreement shall survive any expiration of the Term or termination of this Agreement and (ii) if a Change of Control shall occur prior to the expiration of the Term or other termination of this Agreement, the terms of this Agreement shall survive to the extent necessary to enable Executive to enforce his rights under Section 4 of this Agreement.

         2. Change of Employment to Affiliate. If, prior to a Change of Control, Executive shall resign from his employment with CBCC but, upon such resignation, shall become or remain an

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employee of CSI or any Subsidiary (other than CBCC) or CBCC is party to a transaction that does not constitute a Change of Control but in which CBCC is not a surviving corporation and Executive becomes employed by the surviving entity then (i) such resignation or change in employer shall not constitute a termination of Executive's employment for purposes of this Agreement and (ii) thereafter, all references to CBCC contained in this Agreement shall be deemed to refer to the entity by which Executive is then employed.

         3. Definitions. For purposes of this Agreement, the following definitions apply unless the context requires otherwise:

               a. Acquiring Person: shall mean any Person other than (a) Executive or any Affiliate of Executive, or (b) CSI or any Subsidiary, any employee benefit plan of CSI or any Subsidiary or of a corporation owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI, or any trustee or other fiduciary holding securities under an employee benefit plan of CSI or any Subsidiary or of a corporation owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI.

               b. Affiliate: shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract, or otherwise.

               c. Base Salary: means the Executive's annual base pay. Base Salary shall not include any bonus, commission, incentive pay, overtime, auto or travel allowance or other similar payments or compensation.

               d. Board of Directors: shall mean (i) from and after the Effective Date, the board of directors of CSI or (ii) if a Change of Control occurs and on or after the effective date of the Change of Control CSI is merged, reorganized or otherwise consolidated with or into another Person, from and after the occurrence of such merger, reorganization or consolidation the board of directors or similar governing body of the Person surviving the merger, reorganization or consolidation.

               e. Cause: shall mean

                    (i) the continued failure by Executive to substantially perform his duties, as such duties exist at the Effective Date or as such duties thereafter may be modified with Executive's written consent, as an employee of CBCC or any other Subsidiary (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after written demand for substantial performance is delivered by the Board of Directors specifically identifying the manner in which the Board of Directors believes Executive has not substantially performed his duties;

                    (ii) dishonesty by Executive of a material nature that relates to the performance of Executive's duties as an employee of CBCC or any other Subsidiary or the

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          commission by Executive of an act of fraud upon, or willful misconduct toward, CSI or any Subsidiary, as reasonably determined by the Board of Directors after a hearing following ten days' notice to Executive of such hearing and at which hearing Executive will be present and have the opportunity to present Executive's position;

                    (iii) criminal conduct by Executive (other than minor infractions or traffic violations) or the conviction of Executive, by a court of competent jurisdiction, of any felony (or plea of nolo contendere thereto), in each case other than alleged criminal conduct or a conviction or plea of nolo contendere based on alleged criminal conduct for which Executive is entitled to indemnification with respect to such conduct under any indemnity agreement or arrangement between the Executive and CSI and/or CBCC;

                    (iv) a material violation by Executive of his duty of loyalty to CSI or any Subsidiary which results or may reasonably be expected to result in material injury to CSI or any Subsidiary;

                    (v) the failure of Executive to cease any conduct reasonably determined in good faith by the Board of Directors to be detrimental to the well-being or morale, or otherwise not in the best interest, of CSI or any Subsidiary after written demand directing Executive to cease such conduct is delivered by the Board of Directors specifically identifying such conduct and demanding cessation thereof;

                    (vi) the use by Executive of alcohol which renders Executive unable to perform the essential functions of his position as an employee of CBCC or the illegal use by Executive of illegal or controlled drugs or other substances (provided that the use of controlled drugs or substances as prescribed by a physician shall not constitute grounds for Cause); or

                    (vii) a violation by Executive of Executive's covenants and obligations under Section 6 or Section 7 of this Agreement which is willful on Executive's part and which is not remedied to the reasonable satisfaction of the Board of Directors in a reasonable period of time after receipt of written notice from the Board of Directors.

Any termination of Executive's employment by CBCC for Cause shall be communicated to Executive in a written notice of termination which shall set forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for such termination. For purposes of this definition of Cause, "CSI" shall mean Chase Industries Inc., a Delaware corporation, or if a Change of Control occurs and on or after the date of the Change of Control Chase Industries Inc. is merged, reorganized or otherwise consolidated with or into another Person, the Person surviving the merger, reorganization or consolidation.

               f. Change of Control: shall be deemed to have occurred if:

                    (i) any Acquiring Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange

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          Act")), directly or indirectly, of securities of CSI representing fifty percent or more of the combined voting power of the then outstanding Voting Securities of CSI; or

                    (ii) a public announcement is made of a tender or exchange offer by any Acquiring Person for, or upon completion of which any Acquiring Person would beneficially own, fifty percent or more of the outstanding Voting Securities of CSI, and the Board of Directors of CSI approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act, provided, that, within one year after the occurrence of such event, an event described in clauses (i), (iii) or (iv) hereof shall have occurred (in which case a Change of Control shall be deemed to have occurred on the date of the occurrence of the event described above in this clause (ii));

                    (iii) the stockholders of CSI approve a merger or consolidation of CSI with any other Person (or, if no such approval is required, the consummation of such a merger or consolidation of CSI), other than a Conversion Transaction. A "Conversion Transaction" shall mean a merger or consolidation that would result in the Voting Securities of CSI outstanding immediately prior to the consummation thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities and Convertible Voting Securities (on a fully-diluted basis assuming full conversion thereof) of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; provided that if any Acquiring Person owns less than fifty percent of the Voting Securities of CSI outstanding immediately prior to such merger or consolidation and immediately after such merger or consolidation owns fifty percent or more of the outstanding Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger consolidation, then such merger or consolidation shall not be deemed a "Conversion Transaction";

                    (iv) the stockholders of CSI or CBCC approve a plan of complete liquidation of CSI or CBCC, respectively, or an agreement for the sale or disposition by CSI or CBCC of all or substantially all of CSI's or CBCC's assets, respectively, (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale or disposition of all or substantially all of CSI's or CBCC's assets in one transaction or a series of related transactions to a Subsidiary or any other Person owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI immediately prior to such transaction;

                    (v) CSI ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CBCC representing at least a majority of the combined voting power of the then outstanding Voting Securities of CBCC other than pursuant to a transaction in which, immediately after the consummation of such transaction, all of the outstanding Voting Securities of CBCC or any Person into which CBCC is merged or otherwise consolidated which are not owned by CSI or any Subsidiary of CSI are owned, directly or indirectly, by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI immediately prior to such transaction; or

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                    (vi) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors.

               g. Convertible Voting Securities: shall mean any and all options, warrants or other rights to purchase, or securities convertible into or exchangeable or exercisable for, directly or indirectly, Voting Securities of any Person.

               h. CVC Directors: (A) those members of the Board of Directors of CSI who are, or who have served as, employees, officers or directors of Citicorp Venture Capital Ltd. ("CVC"), Court Square Capital Limited ("CSCL") or any Affiliate of CVC or CSCL at any time such individuals serve as a member of the Board of Directors of CSI and (B) any other members of the Board of Directors nominated by (i) such members of the Board of Directors of CSI described in (A) above, (ii) CVC, (iii) CSCL, (iv) any Affiliate of CVC or CSCL, or (v) any person who is part of a group (as determined pursuant to Section 13(d)(2) of the Exchange Act) of which CVC, CSCL or any Affiliate of CVC or CSCL is also a part with respect to any Voting Securities of CSI.

               i. Good Reason: a resignation for Good Reason shall mean the resignation by Executive from employment by CBCC after:

                    (i) a material reduction or material alteration in the nature of Executive's position, responsibilities or authorities which Executive holds as of the Effective Date, as such position, responsibilities, or authorities may have been modified as of the time of the Change of Control with Executive's written consent,

                    (ii) (A) any reduction of Executive's Base Salary,

                         (B) any reduction in Executive's annual year end bonus
               as compared to Executive's immediately preceding year end bonus (expressed as a percentage) by more than 120% of any reduction in CBCC's operating income for the year to which the bonus relates as compared to the prior year (expressed as a percentage); by way of example, if operating income for year one is $1,000,000 and Executive's bonus was $20,000, then if operating income in year two is $900,000 - 90% of year one, or a 10% decline from year one, - Executive's bonus may not be less than $17,600 - 88% of year one bonus, or a 12% (120% x 10%) decline from year one bonus
               - or it will constitute Good Reason, or

                         (C) any material reduction of benefits (excluding
               salary and bonus) to which Executive was entitled immediately prior to the Change of Control,

                    (iii) the relocation of Executive's principal place of employment to a location which is 60 miles or more from Executive's principal residence immediately prior to the Change of Control (provided such relocation shall not constitute Good Reason unless such relocation also results in Executive's principal place of employment being at least five miles further away from Executive's principal residence immediately prior to the Change of Control)

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                    (iv) any other material adverse change to the terms and
          conditions of Executive's employment or benefits as in effect immediately prior to the Change of Control, or

                    (v) the liquidation, dissolution, merger, consolidation or reorganization of CSI or transfer of all or substantially all of its assets in a transaction that constitutes a Change of Control, unless the successor (by liquidation, merger, consolidation, reorganization or otherwise) to which all or substantially all of its assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of CSI under this Agreement pursuant to
          Section 11.b. hereof;

provided, that, if Executive shall consent in writing to any event described in clauses (i) through (iv) of this paragraph, Executive's subsequent resignation shall not be treated as a resignation for Good Reason unless a subsequent event described in such clauses to which Executive did not consent occurs. Notwithstanding the foregoing, Executive shall be entitled to resign for Good Reason only if any occurrence referred to in clauses (i), (ii), (iii), (iv) or
(v) of this Section 3.i. is not remedied within 10 calendar days after receipt by CSI of written notice from Executive setting forth in reasonable detail the facts and circumstances giving rise to such Good Reason.

               j. Incumbent Board: individuals who, as of the date hereof, constitute the Board of Directors of CSI and any other individual who becomes a director of CSI after that date and whose election or appointment by the Board of Directors or nomination for election by CSI's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; provided that, for purposes of this Agreement, the Incumbent Board shall not include the CVC Directors.

               k. Permanent Disability: shall mean any physical or mental disability which shall have rendered Executive unable to perform his duties as an employee of CBCC with or without reasonable accommodation for 120 consecutive days, or which, in the opinion of a licensed physician reasonably satisfactory to CSI, is likely to render Executive unable to perform his duties as an employee of CBCC for such period with or without reasonable accommodation; provided, however, that during any period of Executive's disability CSI or any Subsidiary may assign Executive's duties to any other employee of CSI or such Subsidiary or may engage or hire a third party to perform such duties and any such action shall not be deemed "Good Reason" for Executive to terminate his employment.

               l. Person: shall mean any individual, group, partnership, corporation, association, trust, or other entity or organization.

               m. Protection Period: shall have the same meaning assigned to such term in Section 4.a.

               n. Retirement: shall mean a termination of Executive's employment other than for Cause or Good Reason on or after Executive's attainment of age 65 (or such other age as mutually agreed upon by Executive and CSI).

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               o. Subsidiary: shall mean any corporation or other entity of which a majority of the combined voting power of the outstanding Voting Securities is owned, directly or indirectly, by CSI.

               p. Voting Securities: shall mean (i) any securities or interests that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body and (ii) with respect to CSI, all shares of CSI's nonvoting common stock, par value $.01 per share (all of which are convertible into shares of common stock, par value $.01 per share, of CSI).

         4. Severance Benefit.

               a. Benefits. If a Change of Control occurs prior to the expiration of the Term or other termination of this Agreement, as of the effective time of the Change of Control Executive is employed by CBCC, and, after the date of the occurrence of such Change of Control and prior to midnight on the one year anniversary of the Change of Control (such period commencing on the date of the Change of Control and ending at midnight on the one year anniversary thereof, the "Protection Period"), either (a) Executive's employment with CBCC is terminated by CBCC other than (1) for Cause or (2) on account of Executive's death, Permanent Disability or Retirement, or (b) Executive resigns from CBCC for Good Reason, then CSI shall:

                    (i) pay to Executive, in a single lump sum which shall be paid within 30 days after the termination of employment or resignation, a severance payment in an amount equal to two times the sum of (A) the greater of (1) Executive's Base Salary in effect immediately prior to the Change of Control or (2) Executives Base Salary in effect at the time of termination or, if Executive resigns (or an event, which is not waived or consented to by Executive, occurs giving Executive the right to resign) his employment for Good Reason, immediately prior to the occurrence of the event giving rise to Good Reason, plus (B) the greater of (1) the bonus, if any, paid or awarded to Executive for the most recent calendar year ended prior to the date of the Change of Control or, if bonuses for the most recent calendar year have not been determined for such calendar year as of the date of the Change of Control, the bonus for the prior calendar year or (2) the average of the bonuses paid or awarded to the Executive for the two most recent calendar years ended prior to the date of the Change of Control or, if bonuses for the most recent calendar year have not been determined for such calendar year as of the date of the Change of Control, the average of the bonuses paid or awarded to Executive for the two calendar years immediately preceding the calendar year in which the Change in Control occurs;

                    (ii) maintain in full force and effect, for the continued benefit of Executive (and, if applicable, Executive's spouse and dependent children) for a one-year period beginning upon the date of termination or resignation, all medical and dental insurance coverages as in effect, from time to time for salaried employees of CBCC, and in which such Persons were participating immediately prior to the date effective of termination or resignation, provided that the continued participation of such Persons is possible under the general terms and provisions of such plans and arrangements, and if such continued participation of any of such Persons is barred, then CSI shall arrange to provide such Persons

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          with coverage substantially similar to those which such Persons would otherwise have been entitled to receive under such plans and arrangements from which such Persons' continued participation is barred; provided, however, that in either case, to the extent applicable, the Executive pays to CSI an amount equal to the premiums, or portion thereof, that the Executive was required to pay to maintain such coverage for such Persons prior to the date of termination or resignation, provided that such coverage, except to the extent of premiums paid by the Executive or reimbursed to CBCC or CSI as provided herein, shall be provided on an after-tax basis and Executive shall be issued a Form 1099 which reflects the entire cost of such coverage for himself and his dependents; and provided, further, that any coverage provided pursuant to this Section 4.a.(ii) shall be limited and reduced to the extent such coverage otherwise is provided by (or available from or under), at no direct out-of-pocket cost to the recipient, any other employer of Executive or Executive's spouse or minor children, or Social Security, Medicare, Medicaid or any similar or substitute arrangements available to such persons; and provided, further, that solely for the purpose of calculating continued medical and dental coverage under the medical and dental plan program component of the Employee Benefit Plan Chase Brass & Copper Co., Inc. (but not under the health care reimbursement plan program component of the Employee Benefit Plan Chase Brass & Copper Co., Inc.) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the date of Executive's termination of employment shall be the date Executive's medical and dental insurance coverage expires pursuant to the terms of this Section 4.a(ii).

               b. Termination in Anticipation of Change of Control. For purposes of this Section 4, if Executive's employment is terminated prior to a Change of Control and Executive reasonably demonstrates that such termination (i) was at the request of a Person who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control or (ii) otherwise occurred in connection with, or in anticipation of, a Change of Control which actually occurs, then for all purposes hereof, a Change of Control shall be deemed to have occurred and the date of a Change of Control with respect to the employment shall mean the date immediately prior to the termination date.

               c. Employment by Buyer. Notwithstanding the foregoing provisions of this Section 4, if (i) there shall be a sale or disposition of all or substantially all the assets of CBCC or a merger, consolidation or reorganization to which CBCC is a party and is not a surviving corporation, (ii) such transaction constitutes a Change of Control and (iii) Executive is offered employment (at substantially the same level of Executive's authority, responsibility, compensation and benefits with CBCC before such sale) with the purchaser or corporation into which CBCC is merged or consolidated, as applicable, or any of its Affiliates ("Buyer") upon consummation of such sale or disposition, then Executive shall not be entitled to the severance compensation as provided in Section 4.a. as a result of such transaction. In any such event, however, Executive shall be entitled to such severance compensation as provided in Section 4.a. if, within the Protection Period, either (1) Executive's employment with the Buyer shall be terminated by the Buyer other than (A) for Cause or (B) on account of Executive's death, Permanent Disability or Retirement, or (2) Executive shall resign from the Buyer for Good Reason. For purposes of this paragraph, the time of a termination of employment or resignation, the definitions of "Permanent Disability," "Retirement," resignation for

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"Good Reason" and termination for "Cause," and the provisions of Sections 6 and
7 shall be construed with reference to the Buyer instead of with reference to CBCC and/or CSI, as applicable.

         5. No Reductions or Mitigation

               a. Notwithstanding anything in this Agreement to the contrary, the severance benefit payment received under this Agreement shall be reduced by loans or other amount due to CSI by the Executive.

               b. Except as provided in Section 5.a. the severance compensation to be provided pursuant to Section 4 of this Agreement shall be paid and provided without reduction, other than as expressly provided for therein, regardless of any amounts of salary, compensation or other amounts which may be paid or payable to Executive from any source or which Executive could have obtained upon seeking other employment; provided that CSI shall be permitted to make all such payments net of any legally required tax withholdings.

         6. Non-Competition.

               a. Covenant. Executive agrees that he will not, directly or indirectly, during the Term (and regardless of whether Executive is employed by CBCC):

                    (i) employ any person who was a salaried employee of CBCC during the six month period preceding such employment or induce, request, advise, attempt to influence, or solicit, directly or indirectly, any Person who is a salaried employee of CBCC to terminate his or her employment arrangement with CBCC,

                    (ii) be employed by, associated with or have any interest in, directly or indirectly (whether as principal, director, officer, employee, consultant, partner, stockholder, trustee, manager or otherwise), any Person that engages in the business of manufacture of copper alloy rod or any other products manufactured by CBCC during the Term (but excluding any products manufactured by CBCC after a Change of Control that were not manufactured by CBCC prior to a Change of Control) (collectively, "Products"), or any Person which otherwise is directly competitive with CBCC or any subsidiary of CBCC, in any geographical area in which CBCC or such subsidiary of CBCC engages in business during the Term or has evidenced in writing during the Term (and prior to the termination of Executive's employment) its intention to engage in such business (any such company, a "Competing Business"),

                    (iii) induce, request, advise, attempt to influence, or solicit, directly or indirectly, any Person to purchase Products from any Person other than CBCC if CBCC provides, or negotiated to provide, Products to that Person during the Term (and prior to the termination of Executive's employment) (any such Person or Business Enterprise, a "Customer"), or

                    (iv) induce, request, advise, attempt to influence, or solicit, directly or indirectly, any Customer with whom Executive had personal contact in connection with

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          performing his duties as an employee of CBCC to purchase Products from any Person other than CBCC;

provided, however, that (a) the provisions of this Section 6 shall apply only to the copper alloy rod business of CBCC and not to other businesses that any Acquiring Person or Buyer may have at the time of a Change of Control or later acquire, (b) if Executive accepts employment with, becomes associated with or has an interest in a Person that does not constitute a Competing Business at the time Executive first becomes employed by, associated with or obtains an interest in such Person and such Person later acquires or becomes affiliated with a Person that constitutes a Competing Business, then Executive is not in violation of this Section 6 solely by reason of such acquisition or affiliation provided Executive excludes himself from the evaluation of the acquisition or decision to become affiliated with such Competing Business and the operations of such Competing Business, (c) Executive may be employed by, associated with or hold an interest in a consulting firm provided Executive does not consult for a Competing Business, and (d) the provisions of this Section 6 shall not apply in the event (i) Executive's employment is terminated by CBCC other than (A) for "Cause" or (B) on account of Executive's death, Permanent Disability or Retirement or (ii) Executive terminates his employment for Good Reason. Notwithstanding the foregoing, Executive shall not be prohibited from owning one percent or less of the outstanding equity securities of any Competing Business whose equity securities are listed on a national or regional securities exchange or publicly traded in any over-the-counter market.

               b. Tolling of Non-Competition Term. If, during any calendar month after the termination of Executive's employment by CBCC in which the provisions of Section 6.a. are applicable, Executive is not in compliance with the terms of
Section 6.a., CSI shall be entitled to, among other remedies, compliance by Executive with the terms of Section 6.a. for an additional number of calendar months that equals the number of calendar months during which such noncompliance occurred.

               c. Reasonableness of Restrictions. Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the provisions of Section 6.a. are reasonable and are no broader than are necessary to maintain and to protect the legitimate business interests of CSI and its Subsidiaries.

               d. Separate Covenants. The parties hereto intend that the covenants contained in each of subsections 6.a.(i), (ii), (iii) and (iv) of this Agreement be construed as a series of separate covenants, one for each county or other defined province or governmental subdivision in each geographic area in which CBCC or any subsidiary of CBCC conducts its business or otherwise manufactures, distributes, licenses, sells, or markets Products. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the applicable covenant contained in subsections 6.a.(i), (ii), (iii) and (iv) hereof. Furthermore, each of the covenants in subsections 6.a.(i),
(ii), (iii) and (iv) hereof shall be deemed a separate and independent covenant, each being enforceable irrespective of the enforceability (with or without reformation) of the other covenants contained in subsections 6.a.(i), (ii),
(iii) and (iv) hereof.

         7. Non-Disclosure. Executive shall not, directly or indirectly, at any time during or for a two year period following termination of his employment with CBCC, reveal, divulge or make

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known to any Person or entity, or use for Executive's personal benefit
(including without limitation for the purpose of soliciting business, whether or not competitive with any business of CSI or any Subsidiary), any information acquired by Executive during the course of employment by CBCC with regard to the financial, business or other affairs of CSI or any Subsidiary (including without limitation any list or record of Persons or entities with which CSI or any Subsidiary has any dealings), other than (i) information already in the public domain, (ii) information of a type not considered confidential by Persons engaged in the same business or a business similar to that conducted by CSI or any Subsidiary, (iii) information that Executive is required to disclose under the following circumstances: (A) at the express direction of any authorized governmental authority; (B) pursuant to a subpoena or other court process; (C) as otherwise required by law or the rules, regulations, or orders of any applicable regulatory body; or (D) as otherwise necessary, in the opinion of counsel for Executive, to be disclosed by Executive in connection with any legal action or proceeding involving Executive and CSI or any Subsidiary in his capacity as an employee, officer, director, or stockholder of CSI or any Subsidiary, or (iv) during the period of his employment by CBCC, Executive may disclose such confidential information to another employee of CSI or any Subsidiary or to representatives or agents of CSI or any Subsidiary (such as independent accountants and legal counsel) when such disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties on behalf of CSI or any Subsidiary. Executive shall, at any time requested by CSI (either during or within two years after the termination of Executive's employment with CBCC), promptly deliver to CSI all memoranda, notes, reports, lists and other documents (and all copies thereof) relating to the business of CSI or any Subsidiary which Executive may then possess or have under his control.

         8. Tax Withholding. Any payment of benefits under this Agreement will be subject to reduction due to any and all applicable federal, state or local income or employment taxes and other required withholdings.

         9. Overpayment. If due to mistake or any other reason, the Executive receives benefits under this Agreement in excess of what this Agreement provides, the Executive shall repay the overpayment to CBCC or CSI in a lump sum within thirty (30) days of notice of the amount of overpayment. If the Executive fails to so repay the overpayment, then without limiting any other remedies available to CBCC or CSI, CBCC or CSI may deduct the amount of the overpayment from any other benefits which become payable to the Executive under this Agreement.

         10. Release and Other Agreements. Notwithstanding any other provision in this Agreement to the contrary, as consideration for receiving severance benefits under this Agreement, the Executive must execute (and not revoke) a release in the form attached hereto as Exhibit A. If the Executive fails to properly execute such release (or revokes such release), then Executive shall receive no severance benefits under this Agreement.

         11. Binding Effect; Assignment.

               a. General. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and Executive's heirs and legal representatives and CSI's successors and assigns. This Agreement is assignable by CSI to any Person which acquires, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of CSI or CBCC or a majority of the outstanding Voting Securities of CBCC. Upon any such assignment, and the assumption by the assignee of all obligations hereunder, CSI shall be released from all liability hereunder. This Agreement shall not be assignable by Executive.

               b. Assumption by Successor. CSI shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of CSI to expressly assume and agree to perform this Agreement in the same manner and to the same extent CSI or CBCC, as applicable, would be required to perform if no such succession had taken place.

         12. Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind (collectively "Alienate"), either voluntary or involuntary, prior to actually being received by Executive, other than by a transfer by the Executive's will or by the laws of descent and distribution; and any attempt to alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute on, levy or otherwise dispose of any right to benefits payable hereunder contrary to this
Section 12 shall be void ab initio and of no force or effect and CSI shall have no obligation or liability to pay any amounts so attempted to be Alienated.

         13. Severability. In the event that any provision of this Agreement (including without limitation any provisions relating to the activities or areas covered by, or time period of, the covenants provided for in subsections 6.a.(i), (ii), (iii) and (iv) hereof) or the application thereof to any Person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable and, subject to the following sentence, the parties hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform any otherwise unenforceable covenants contained in Sections 6 and/or 7 hereof in accordance with the preceding provision. Notwithstanding the above, in the event any such invalidity, illegality or unenforceability of any portion of
Section 6 hereof (including without limitation any provisions relating to the activities or areas covered by, or time period of, the covenants provided for in subsections 6.a.(i), (ii), (iii) and (iv) hereof), is caused by such provision being held to be excessively broad as to time, duration, geographical scope, activity or subject, then such provision shall, at the option of CSI, remain a part of this Agreement and shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the then applicable law and shall be enforced so as to permit CSI or any Subsidiary to recover damages for any prior violation of such provision as so limited and reduced, to the extent permitted under applicable law.

         14. Specific Enforcement. Executive acknowledges that the covenants of Executive contained in Sections 6 and 7 of this Agreement are special and unique, that a breach by Executive of

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

any term or provision of either of Sections 6 or 7 hereof may cause irreparable injury to CSI and/or a Subsidiary, and that remedies at law for the breach of any terms or provisions of Sections 6 or 7 hereof may be inadequate. Accordingly, in addition to any other remedies it may have in the event of breach, CSI shall be entitled to enforce specific performance of the terms and provisions of Sections 6 or 7 hereof, to obtain temporary and permanent injunctive relief to prevent the continued breach of such terms and provisions without the necessity of posting bond or of proving actual damage, and to obtain attorneys fees in respect of the foregoing if CSI prevails in such action or proceeding. For purposes of this Section 14 and Sections 6 and 7 hereof, CSI, CBCC and each subsidiary of CBCC shall be deemed a third party beneficiary entitled to the benefits of such Sections and shall be entitled to enforce Sections 6 and 7 of this Agreement in accordance with this Section 14 notwithstanding any assignment by CSI of its rights and obligations under this Agreement. If CSI, its successors or assigns enforces specific performance and the Executive obtains a judicial determination that the activity CSI enjoined was not in violation of the Agreement, then the Executive is entitled to pursue all remedies available at law and at equity including but not limited to recovery of damages and reasonable attorney fees.

         15. Entire Agreement; Amendment; Waiver. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written negotiations, understandings and agreements between the parties hereto. This Agreement shall not be altered, amended or modified except by written instrument executed by CSI and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

         16. Legal Fees and Expenses. Except as provided in Section 14, CSI and its Subsidiaries shall be responsible for its own attorneys' fees and related fees and expenses incurred to enforce this Agreement or any provision hereof. In addition, CSI and its Subsidiaries shall reimburse Executive for any and all attorneys' fees and related fees and expenses incurred by Executive to successfully enforce (in whole or in part, and whether by modification of CSI's position, agreement, compromise, settlement, or administrative or judicial determination) this Agreement or any provision hereof as a result of CSI or any Subsidiary failing to perform its obligations under this Agreement or any provision hereof or CSI or any Subsidiary contesting the validity or enforceability of this Agreement or any provision hereof. Such reimbursement shall only be paid following the successful enforcement (including any appeals therefrom which uphold such enforcement) as provided in this Section 16.

         17. Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Ohio, without regard to its choice of law principles.

         18. Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or overnight courier, telegram or facsimile transmission addressed as follows:

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

         (a)  If to CSI:                  c/o Chase Brass & Copper Company, Inc.
                                          14212 County Road M-50
                                          Montpelier, Ohio  43543
                                          Telecopy No.:  419/485-8150
                                          Attention:  Corporate Secretary

              with a copy (which will
              not constitute notice) to:  Vinson & Elkins L.L.P.
                                          2001 Ross Avenue, Suite 3700
                                          Dallas, Texas  75201
                                          Telecopy No.: (214) 999-7781
                                          Attention:  Rodney L. Moore

         (b)  If to Executive:            330 Manakiki Drive
                                          Holland, Ohio  43528

Either party may designate by written notice a new address to which any notice, demand, request or communication may thereafter be given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

         19. Severance Pay Agreement. Simultaneously with the execution of this Agreement, each of CSI and Executive shall execute and deliver a Severance Pay Agreement under the Chase Industries Inc. Severance Pay Plan, which Severance Pay Agreement shall, as stated therein, be effective only upon, and for the one year period following, the expiration of the Protection Period (if a Protection Period occurs).

         20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

         21. Termination of Original Change of Control Agreement. Upon the execution of this Agreement by each of Executive and the Company, this Agreement shall supersede and replace the Original Change of Control Agreement and upon such execution hereof the Original Change of Control Agreement shall be terminated in full without any further liability or obligation of any party thereto and shall be superceded in full hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                                 CHASE INDUSTRIES INC.



                                                 By: /s/ JOHN H. STEADMAN
                                                    ----------------------------
                                                    John H. Steadman, President



                                                 EXECUTIVE: /s/ TODD A. SLATER
                                                           ---------------------
                                                           Todd A. Slater


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



                                    EXHIBIT A

                              AGREEMENT AND RELEASE

         This Agreement and Release ("Agreement") is entered into between you, _____________________, the undersigned employee, and Chase Industries Inc., a Delaware corporation (the "Company"), in connection with the Change of Control Agreement entered into by and between you and the Company (the "Payment Agreement"). You are advised to consult with an attorney of your choosing before signing this Agreement. You have 21 days to consider this Agreement, which you agree is a reasonable amount of time. In addition, you may revoke the Agreement within 7 days after you have signed it by notice to [CORPORATE SECRETARY], 14212 County Road M-50, Montpelier, Ohio 43543. This Agreement will not become effective or enforceable until the 7-day revocation period has expired without your revocation. You acknowledge that if you accept the payment set forth in Paragraph 2 after the expiration of the 7-day period, such acceptance shall constitute an acknowledgment by you that you did not revoke this Agreement during the 7-day period.

         1. Definitions.

                  a. "Released Parties" means each of Chase Brass & Copper Company Inc. and the Company and their past, present and future parents, subsidiaries, divisions, successors, predecessors, employee benefit plans and affiliated or related companies, and also each of the foregoing entities' past, present and future owners, officers, directors, stockholders, investors, partners, managers, principals, committees, administrators, sponsors, executors, trustees, fiduciaries, employees, agents, assigns, representatives and attorneys, in their personal and representative capacities.

                  b. "Claims" means all theories of recovery of whatever nature, whether known or unknown, recognized by the law or equity of any jurisdiction. It includes but is not limited to any and all actions, causes of action, lawsuits, claims, complaints, petitions, charges, rights, demands and Damages to which you are or may be entitled or in which you have had or may have an interest. It also includes but is not limited to any claim for wages, benefits or other compensation. It also includes but is not limited to claims asserted by you or on your behalf by some other person, entity or government agency.

                  c. "Damages" means all liabilities, indebtedness, losses, damages, costs and expenses (including without limitation reasonable attorneys fees) and judgments.

         2. Consideration. The Company agrees to pay you an amount equal to $ _____ as the severance payment in accordance with Section 4.a.(i) of the Payment Agreement, which you acknowledge is the amount owed you under the Payment Agreement. If you do not revoke this Agreement as per the terms of this Agreement, the Company will make this payment to you pursuant to the terms of the Payment Agreement. You acknowledge that the payment that the Company will make to you under this Agreement is in addition to anything else of value to which you are entitled and that the Company is not otherwise obligated to make this payment to you.

         3. Release of Claims.

                  a. You, on behalf of yourself and your heirs, executors, administrators, legal representatives, successors, beneficiaries, and assigns, unconditionally release and forever discharge the Released Parties from, and waive, any and all Claims that you have or may have against any of the Released Parties arising from your employment with the Company, the termination thereof, and any other acts or omissions occurring on or before the date you sign this Agreement. This Agreement shall not affect your entitlement, if any, to benefits in accordance with (i) the terms of the Company's employee benefit plans as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended or (ii) Section 4.a.(ii) of the Payment Agreement.

                  b. The release set forth in Paragraph 3.a. includes, but is not limited to, any and all Claims under (i) the common law (tort, contract or other) of any jurisdiction; (ii) the Rehabilitation Act of 1973, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, and any other federal, state and local statutes, ordinances, executive orders and regulations prohibiting discrimination or retaliation upon the basis of age, race, sex, national origin, religion, disability, or other unlawful factor; (iii) the National Labor Relations Act; (iv) the Employee Retirement Income Security Act;
(v) the Family and Medical Leave Act; (vi) the Equal Pay Act; and (vii) any other federal, state or local law.

                  c. In furtherance of this Agreement, you promise not to bring any Claim covered by Paragraph 3.a. of this Agreement against any of the Released Parties in or before any court or arbitral authority and agree to indemnify any Released Party for any and all Damages suffered or incurred by any Released Party in connection with any such Claim asserted by you or on your behalf or resulting therefrom.

         4. Injunctive Relief. The parties shall be entitled to injunctive or other equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of this Agreement without the necessity of posting bond or proving actual damage. This provision shall not be deemed in any way to limit the availability of other remedies to which the parties may be entitled.

         5. Acknowledgment. You acknowledge that, by entering into this Agreement, the Company does not admit to any wrongdoing in connection with your employment, and that this Agreement is intended as a compromise of all Claims, if any, you have or may have against the Released Parties. You further acknowledge that you have carefully read this Agreement and understand its final and binding effect, have had a reasonable amount of time to consider it, have had the opportunity to seek the advice of legal counsel of your choosing, and are entering this Agreement voluntarily.

-------------------------                           ----------------------------
[NAME]                                              Date



                                      A-2